Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

SPOT MOBILE INTERNATIONAL LTD.

ARTICLE I - OFFICES

Section 1. Principal Office. The principal office of Spot Mobile International Ltd. (the “Corporation”) may be located either within or without the State of Delaware as the board of directors of the Corporation (the “Board of Directors” or the “Board”) may designate.

Section 2. Registered Office. The registered office of the Corporation, required by Section 131 of the Delaware General Corporation Law (such law or any successor thereto referred to herein as the “DGCL”) to be maintained in the State of Delaware may be, but need not be, identical to the principal office, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II - STOCKHOLDERS

Section 1. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors and for the transaction of such other business as may properly come before such meeting at such time, date, and place, if any, as shall be designated, from time to time, by the Board of Directors and stated in the notice of meeting. If the election of directors is not held on the day designated in these Bylaws for any annual meeting of stockholders, or at any adjournment of the annual meeting, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as may be convenient.

Section 2. Special Meetings. Special meetings of stockholders for any purpose or purposes prescribed in the notice of the meeting may be called (a) by the Chairman of the Board, (b) President or Chief Executive Officer, (c) by a majority of directors of the Corporation, (d) by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, or (e) upon demand made in writing by holders of not less than twenty percent (20%) of the issued and outstanding shares of common stock of the Corporation; but such special meetings may not be called by any other person or persons. The business conducted at a special meeting of stockholders shall be limited to the business set forth in the notice of meeting given in accordance with Article II, Section 4 hereof. The Board of Directors may postpone or reschedule a previously called special meeting.

Section 3. Place of Meeting. The Board of Directors shall designate the place, either within or without the State of Delaware, as the place of meeting for any annual or special meeting of stockholders. If no designation is made, the place of meeting shall be the registered office of the Corporation. The Board of Directors, in its sole discretion, may determine that instead of holding a meeting at any physical location that such meeting be held solely by means of remote communication in accordance with the provisions of the DGCL.

Section 4. Notice of Meetings. Written notice stating the date, time, and place of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of such meeting, except as provided by law. Such notice may be furnished to shareholders in the form of an electronic transmission in the manner permitted under the DGCL and consented to by the stockholder to whom the notice is given, which consent has not been revoked or deemed to be revoked under the provisions of the DGCL. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. For purposes of these Bylaws, an “electronic transmission” shall mean any form of communication not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by the recipient thereof, and that may be directly reproduced in paper form by such recipient through an automated process. Any stockholder may waive notice of any meeting, before or after the meeting. Such waiver must be in writing signed by, or by electronic transmission by, the stockholder entitled to the notice, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. The attendance of a stockholder at a meeting shall constitute a waiver of any objection to the lack of notice or defective notice of such meeting, except when such stockholder attends the meeting for the express purpose of at the beginning of the meeting objecting to transacting business at the meeting because the meeting is not lawfully called or convened.

Section 5. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place (such reconvened meeting being referred to herein as the “reconvened meeting”), and notice need not be given of the new date, time, and place of the reconvened meeting if, prior to adjournment, the new date, time, and place, if any, thereof, and the means by remote communications, if any, by which stockholders and proxyholders will be deemed to be present in person and vote at the reconvened meeting are announced at the meeting at which the adjournment is taken. If, however, the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the reconvened meeting, a notice of the reconvened meeting shall be given in compliance with Section 4 of this Article II to each stockholder of record entitled to notice of and to vote at the meeting. At the reconvened meeting the Corporation may transact any business which might have been transacted at the original meeting.

Section 6. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to express consent to corporate action in writing without a meeting (to the extent permitted by law and the Certificate of Incorporation of the Corporation (“Certificate of Incorporation”)), or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1)

in the case of determination of the stockholders entitled to vote at any meeting of stockholders, shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting; (2) in the case of a determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty (60) days prior to the time for such other action.

If no record date is fixed, the record date for determining (1) stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the notice is given, or, if notice is waived, at the close of business on the day next preceding the day before the meeting is held; (2) stockholders entitled to express consent to corporate action in writing without a meeting (a) when no prior action of the Board of Directors is required by the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, (b) when prior action by the Board of Directors is required by the DGCL with respect to the proposed action by written consent of the stockholders, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining the stockholders for any other purpose, shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 7. Stockholders’ List. After fixing the record date for a meeting, the Secretary shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name. The stockholder list shall be open to the examination of any stockholder, the meeting, for a period of at least 10 days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation.

If the meeting is to be held at a physical location, then the stockholders’ list also shall be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the stockholders’ list also shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall determine the identity of the stockholders entitled to examine the shareholders’ list or vote in person or by proxy at the meeting and the number of shares held by each of them.

Section 8. Quorum. At any meeting of the stockholders, the holders of a majority of the outstanding shares of the stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law, the Certificate of Incorporation, or these Bylaws. Shares of the Corporation’s stock belonging to the Corporation or to another corporation the majority of whose shares of stock entitled to vote in the election of directors of such other corporation, is held directly or indirectly by the Corporation, shall not be counted for quorum purposes; provided, however, that the foregoing shall not apply to any shares held by the Corporation in a fiduciary capacity. In the absence of a quorum, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Article II, Section 5 of these Bylaws. After a quorum has been established at a stockholders’ meeting, the subsequent withdrawal of shares of stock, so as to reduce the presence, in person or by proxy, of the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of that meeting and any adjournment thereof (unless a new record date is or must be set for the reconvened meeting) and the subsequent withdrawal of shares or stockholders, so as to reduce the presence, in person or by proxy, of the number of shares required for a quorum, shall not affect the validity of any action taken on such matter at the meeting or any adjournment thereof.

Section 9. Proxies and Voting.

(a) Except as otherwise provided by the Certificate of Incorporation or these Bylaws, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question.

(b) Every stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to a corporate action in writing without a meeting, may vote in person or may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The proxy must be authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. The proxy may be authorized by, among other things: (i) a written authorization by the stockholder of another person or persons to act for such stockholder as proxy, with signature affixed, by any reasonable means including, but not limited to facsimile signature, or (ii) a transmission of a telegram, cablegram or other means of electronic transmission to the person who will be or is otherwise authorized to be the proxyholder; provided, that such transmission either sets forth or is submitted with information from which it can be determined that such transmission was authorized by the stockholder. Any copy, facsimile telecommunication, or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be complete reproduction of the entire original writing or transmission.

(c) A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person, or by filing an instrument in writing with the Secretary of the Corporation revoking the proxy, or by giving a duly executed proxy bearing the later date. If an appointment form expressly provides therefor, any proxy holder may appoint, in writing, a substitute to act in his or her place.

(d) Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. A written ballot may be submitted by electronic transmission so long as such electronic submission either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or, if applicable the proxyholder.

(e) All elections of directors shall be determined by a plurality of the votes cast. Except as otherwise required by the DGCL, the Certificate of Incorporation, or these Bylaws, action on all other matters shall be determined by a majority vote of the shares present in person or represented by proxy at the meeting.

Section 10. Organization and Conduct of Business. The Chairman of the Board, if any, or in his absence, the President, if any, or in his absence, such person designated by the Board of Directors, or in the absence of such designation, such person as may be chosen by the holders of a majority of the shares entitled to vote at the meeting and who are present, in person or by proxy, shall call to order any meetings of stockholders and act as chairman of the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including the regulation of the manner of voting and the conduct of discussion as seems to him or her to be in order. The chairman of the meeting shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of the opening and closing of the polls for each matter upon which stockholders will vote at the meeting shall be announced at the meeting.

Section 11. Inspectors of Election. The Board of Directors may, and to the extent required by law, shall, in advance of any meeting of the stockholders, appoint one or more persons, who need not be stockholders of the Corporation, to act as the Inspectors of Election at such meetings and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. No person who is a candidate for office shall act as Inspector of Election. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

Section 12. Advance Notice of Shareholder-Proposed Business at Annual Meeting. To be properly brought before the annual meeting of shareholders, business must be either (a) specified in the notice of meeting (or any supplement thereof) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not later than the close of business on the forty-fifth (45th) day nor earlier than the seventy-fifth (75th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered no later than the close of business on the later of (i) the ninetieth (90th) day prior to such annual meeting or (ii) tenth (10th) day following the day on which public announcement (as defined below) of the date of such annual meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the reasons for conducting such business at the annual meeting, (C) the name and record address of the shareholder proposing such business, (D) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (E) any material interest of the shareholder in such business.

For purposes of Sections 12 and 13 of this Article II, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition to the provisions of Sections 12 and 13 of this Article II, a shareholder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Sections 12 and 13 of this Article II. Nothing in these bylaws shall be deemed to affect any rights of the shareholders to require inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act, if applicable, or any successor provision.

Notwithstanding anything in the bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 12; provided, however, that nothing in this Section 12 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting.

Except as otherwise provided by law, the chairman of an annual meeting shall, if the facts warrant, have the power and duty to determine whether any business proposed to be brought before the meeting was proposed in accordance with the procedures set forth in this Section 12 and, if any proposed business is not in compliance with this Section 12, to declare that such defective proposal shall be disregarded and shall not be acted upon at the meeting.

Section 13. Procedure for Shareholder Nomination of Directors. Nominations of persons for the election of directors by shareholders of the Corporation must be made in accordance with the procedures of this Section 13 of Article II of these bylaws. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation at the annual meeting may be made at a meeting of shareholders by or at the direction of the Board of Directors, by a nominating committee or person appointed by the Board of Directors, or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 13. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not later than the close of business on the forty-fifth (45th) day nor earlier than the seventy-fifth (75th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered no later than the close of business on the later of (i) the ninetieth (90th) day prior to such annual meeting or (ii) tenth (10th) day following the day on which public announcement (as defined in Section 12 of this Article II above) of the date of such annual meeting is first made. With respect to an election to be held at a special meeting of shareholders for the election of directors, such shareholder’s notice must be delivered to or mailed and received at the principal executive office of the Corporation not later than the close of business on the tenth (10th) calendar day following the date on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual or special meeting commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice to the Secretary shall set forth (A) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, and (4) all other information related to the person that is required to be disclosed in solicitations for proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (B) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination proposal is made (1) the name and address of such shareholder as they appear on the books of the Corporation, and of such beneficial owner, and (2) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

Except as otherwise provided by law, the chairman of an annual meeting shall, if the facts warrant, have the power and duty to determine whether a nomination proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 13 and, if any proposed nomination is not in compliance with this Section 13, to declare that such defective nomination shall be disregarded.

The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 14. Voting of Shares by Certain Holders. Shares of stock standing in the name of another corporation may be voted by the officer, agent, or proxy as prescribed by the bylaws of the corporate shareholder or, in the absence of any applicable bylaw, by such person as the board of directors of the corporate shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the bylaws or other instrument of the corporate stockholder. In the absence of any such designation or, in case of conflicting designation by the corporate shareholder, the chairman of the board, the president, any vice president, the secretary, and the treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.

Shares of stock held by a person in a fiduciary capacity may be voted by such person, either in person or by proxy, without transfer of such shares into his name.

Shares of stock standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name or the name of his nominee.

A shareholder whose shares of stock are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

Shares of stock belonging to the Corporation or to another corporation, the majority of whose shares of stock entitled to vote in the election of directors is held directly or indirectly by the Corporation, shall not be voted at any meeting; provided, however, that the foregoing shall not limit the right of the Corporation to vote such shares held in a fiduciary capacity.

15. Action by Written Consent of Stockholders. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted by the DGCL to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if (1) a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (2) such consent or consents are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date of the earliest dated consent delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this Section 15 of Article II or as otherwise required by law.

A written consent transmitted by telegram, cablegram or other electronic transmission by a stockholder, proxyholder, or persons authorized to act for the stockholder shall be deemed to be written, signed and dated for purposes of this Article II Section 15; provided, that such transmission sets forth or is delivered with information from which it can be determined (a) that such transmission was transmitted by the stockholder, proxyholder or persons authorized to act for the shareholder, and (b) the date that such transmission was transmitted. The date on which the telegram, cablegram, or the electronic transmission was transmitted shall be deemed the date on which such consent was signed. However, no consent given by telegram, cablegram, or other electronic transmission will be deemed delivered until it has been reduced to paper form and such paper form is delivered by hand or by certified or registered mail, return receipt requested, to the Corporation’s registered office, unless the Board of Directors by resolution permits such consents to be otherwise delivered to the Corporation’s principal place of business or to an officer of the Corporation having custody of the books in which proceedings of meetings of the stockholders are recorded.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and are otherwise entitled to such notice under the DGCL.

ARTICLE III - BOARD OF DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which Board of Directors may exercise, except as otherwise provided by law or the Certificate of Incorporation, all powers and do all such acts and things as may be exercised or done by the Corporation.

Section 2. Number, Tenure, and Qualification. The number of directors who shall constitute the whole Board shall be between one (1) and eleven (11), as fixed from time to time by resolution of the Board of Directors in accordance with the Certificate of Incorporation. The authorized number of directors may be increased or decreased from time to time by amendment of these Bylaws; provided, however, that the Corporation shall always have at least one (1) director. Any increase in the number of directors shall be effective immediately. Any decrease in the number of directors shall not become effective until the next succeeding annual meeting of the stockholders unless, at the time of such decrease, there shall be vacancies on the Board which are being eliminated by the decrease, in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of vacancies.

Except as otherwise provided by these Bylaws or required by the Certificate of Incorporation, or law, directors shall be elected at the annual meeting of stockholders for a term of one (1) year and shall hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal from office as herein provided by these Bylaws.

Directors of the Corporation need not be stockholders of the Corporation.

Section 3. Chairman of the Board. The Board of Directors may elect a chairman (“Chairman”) who, if so elected, shall preside over all meetings of the Board of Directors. The Chairman shall have such other powers and shall perform all duties as from time to time may be granted or assigned to him or her by the Board of Directors and as provided by law.

Section 4. Annual and Regular Meetings. The annual meeting of the Board of Directors shall be held without notice other than this Bylaw, immediately after and at the same place as the annual meeting of stockholders. The Board of Directors may provide, by resolution, for the holding of other regular meetings, which meetings shall be held on such date(s), at such time(s), and at such place(s) as established by such resolution. A notice of each regular meeting other than by such resolution shall not be required.

Section 5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, the Chief Executive Officer, the President, or two (2) or more directors then in office and shall be held at such place, on such date, and at such time as they or he shall fix. The Chairman of the Board, if one is elected, or the President shall fix the place for holding such special meeting.

Section 6. Notice. Notice of any special meeting of the Board shall be given at least two (2) days before the meeting by written notice delivered personally, or by mail, telegraph, teletype, cablegram, or other form of electronic communication to each director at his business address, unless in case of emergency, the Chairman, if one is elected, or the President shall prescribe a shorter notice to be given personally or by telegraph, teletype, cablegram, or other electronic transmission to each director at his residence or business address. Any director may waive notice of any meeting, before or after the meeting. Such waiver must be in writing signed by, or by electronic transmission by, the director entitled to notice, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time or date of the meeting, or the manner in which it has been called or convened, except when a director attends the meeting for the express purpose of, at the beginning of the meeting, objecting to the transaction of business because the meeting is not lawfully called or convened.

Section 7. Quorum. At any meetings of the Board of Directors, a majority of the number of directors of the Board serving at the time of any meeting shall constitute a quorum for transacting business at any meeting of the Board of Directors. A majority of the directors, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another place, date, or time, without further notice or waiver thereof. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

Section 8. Vote Required for Action. Unless a greater number is otherwise required by law, the Certificate of Incorporation, or these Bylaws, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 9. Constructive Presence at a Meeting. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or such committee through the use of any means of communication by which all directors participating in the meeting may simultaneously hear each other during the meeting. A director participating in a meeting by this means shall constitute presence in person at the meeting.

Section 10. Vacancies. If any vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, such vacancy may be filled by the affirmative vote of a majority of the directors remaining in office, although less than a quorum of the Board of Directors, or by a sole remaining director. A director elected to fill a vacancy, including a vacancy resulting from an increase in the number of directors, shall hold office until the next annual meeting of stockholders and until his or her successor shall have been elected and qualified or until his or her earlier death, resignation, or removal from office.

Section 11. Action Without A Meeting. Any action required or permitted by law to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Each filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Action so taken shall be effective when the last director or committee member executes such consent, unless such consent or consents specify a different effective date.

Section 12. Compensation of Directors. By resolution of the Board of Directors, directors may receive fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors, and reimbursement for expenses incurred for attendance at meetings of the Board of Directors and its committees. The compensation of directors shall be on such basis as determined by the Board of Directors. No such payment made to a director under this Section 12 of Article III shall preclude any director from serving the Corporation in any other capacity and receiving compensation and reimbursement of expenses therefor.

Section 14. Removal of Directors. The stockholders of the Corporation may remove one or more directors with or without cause if such shareholder action is undertaken in the manner required by the DGCL.

ARTICLE IV - COMMITTEES

Section 1. Committees of the Board of Directors. Except as otherwise provided by the Certificate of Incorporation or these Bylaws, the Board of Directors, by a resolution passed by a majority of the full Board, may from time to time designate one or more committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board. The Board of Directors shall, for those committees and any others provided for herein, elect one or more directors to serve as members and, if it so desires, designate one or more directors as alternate members who may replace any absent or disqualified member at any meeting of the committee.

Any committee so designated, to the extent permitted by law, the Certificate of Incorporation, and to the extent provided in the Board resolution which designates the committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including, without limitation, the power and authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL. Notwithstanding the foregoing, no such committee shall have the power or authority to (1) approve, adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required under the DCGL to be submitted to stockholders for approval, or (2) adopt, amend, or repeal any bylaw of the Corporation.

Section 2. Conduct of Business. Each committee designated by the Board of Directors may determine, make, alter, and repeal the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise required by law or provided by the Board of Directors or these Bylaws. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these Bylaws.

ARTICLE V - OFFICERS

Section 1. Positions. The officers of the Corporation shall include: President, Secretary, and Treasurer, each of whom shall be elected by the Board of Directors. The President shall be the Chief Executive Officer of the Corporation unless the Board of Directors elects another individual to serve in that capacity. The Board of Directors also may from time to time elect or appoint one or more Vice Presidents, and such other officers, assistant officers, and agents as may be deemed necessary. A number of offices may be held by the same person.

Section 2. Election and Term of Office. Officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the Annual Meeting of the Board. If the election of officers shall not be held at such Annual Meeting, such election shall be held as soon thereafter as is convenient. Each officer shall hold office until his successor shall have been elected and qualified, or until his earlier death, resignation, or removal from office.

Section 3. Removal. Any officer, assistant officer, or agent of the Corporation may be removed at any time, with or without cause, by the Board of Directors. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Election or appointment of an officer or an agent shall not of itself create any contract rights.

Section 4. Vacancies. A vacancy in any office, however occurring, may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting of the Board.

Section 5. President. The President may or may not be the chief executive officer of the Corporation. Subject to the provisions of these Bylaws, and to the direction of the Board of Directors, the President shall supervise, control, and have the responsibility for the general management and control of the business and affairs of the Corporation. The President shall perform all duties and have all powers which are commonly incident to the office of chief executive or which from time to time may be assigned or delegated to him by the Board of Directors. If a Chairman has not been elected or is otherwise absent, the President shall preside at all meetings of shareholders and at all meetings of the Board of Directors. The President shall, when present, preside at all meetings of stockholders and, unless a Chairman has been elected and is present, at all meetings of the Board of Directors. The President shall have power to sign all stock certificates, deeds, contracts, and other instruments of the Corporation which the Board of Directors has authorized to be executed, except in the case where the signing or execution thereof is expressly delegated by the Board of Directors or these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. The President also shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

Section 6. Vice President. Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors. In the absence of the President or in the event of the President’s death or inability or refusal to act, the Vice President, if one is elected, shall have the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions placed upon, the President. If more than one (1) Vice President is elected, the Board of Directors shall designate which Vice President shall serve in such capacity until the election of a successor President.

Section 7. Secretary. The Secretary shall: (1) keep the minutes of all meetings of the stockholders and the Board of Directors in one or more books provided for that purpose; (2) duly issue all authorized notices in accordance with the provisions of these Bylaws or as required by law; (3) have charge of and be custodian of the corporate books and records and of the seal of the Corporation, and shall affix or caused to be affixed the seal of the Corporation to all documents the execution of which on behalf of the Corporation is duly authorized; (4) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (5) have general charge of the stock transfer books of the Corporation; (6) authenticate all records of the Corporation; and (7) in general perform all duties incident to the office of Secretary and such other duties as the Board of Directors or the President may from time to time prescribe.

Section 8. Treasurer. The Treasurer (which also may be referred to as the Chief Financial Officer) shall: (1) have the responsibility for maintaining the financial records of the Corporation; (2) receive and give receipts for monies due and payable to the Corporation from any source whatsoever; (3) and deposit all such monies in the name of the Corporation in such banks, trust companies, or other depositories as may be selected in accordance with Article VII of these Bylaws; (4) make disbursements of the funds of the Corporation as are authorized; (5) render from time to time an account of all transactions and of the financial condition of the Corporation; and (6) in general perform all duties incident to the office of Treasurer as the Board of Directors may from time to time prescribe. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

Section 9. Officer Compensation. The salaries and other compensation paid to officers of the Corporation shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he also is a director of the Corporation.

Section 10. Action With Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE VI - RESIGNATIONS

Any director or officer of the Corporation may resign at any time by notice given in writing or electronic transmission to the Corporation. Any such resignation shall take effect when delivered, unless the registration specifies a latter effective date or an effective date determined upon a happening of an event or events. A resignation of a director which is conditioned upon failing to receive a specified vote for re-election as a director may provide that it is irrevocable. If a resignation is made effective at a later date, the Board of Directors, including those directors who have so resigned, may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date of such resignation.

ARTICLE VII - CONTRACTS, LOANS, CHECKS, AND DEPOSITS

Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, unless otherwise restricted by law. Such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may elect.

ARTICLE VIII - CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1. Certificates of Stock. Unless the Board of Directors should decide to issue unauthenticated shares of its Common Stock, each stockholder shall be entitled to a certificate which certifies the number and class of shares owned by him or her in the Corporation, signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by either the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer. Any or all of the signatures on the certificate may be by facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. All certificates for shares shall be numbered consecutively or otherwise identified. The name and address of the persons to whom shares represented thereby have been issued, the number of shares, and the date of issuance shall be entered on to the transfer books of the Corporation.

All certificates representing shares which are subject to restrictions on transfer (including the limitations, if any, imposed under any applicable securities laws) or to other restrictions shall have conspicuously imprinted or otherwise referenced thereon a notation of such restriction.

Section 2. Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Transfers of stock shall be made on the transfer books of the Corporation only when the holder of record thereof, or his legal representative, or his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation, shall furnish proper evidence of authority to transfer, and when there is surrendered for cancellation the certificate(s) for shares, properly endorsed. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. Except where a certificate is issued in accordance with Section 3 of Article VIII of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 3. Lost, Stolen, or Destroyed Certificates. In the event of the loss, theft, or destruction of any certificate of stock, another certificate may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft, or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 4. Regulations. The issue, transfer, conversion, and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE IX - INDEMNIFICATION

Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”) by reason of the fact that the person is or was serving as a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expenses (including attorneys’ fees), judgments, fines, excise taxes assessed with respect to an employee benefit plan, and amounts paid in settlement actually and reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article IX with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 2. Advancement of Expenses. The right to indemnification conferred in Section 1 of this Article X shall include the right to be paid by the Corporation the expenses (including attorney’s fees) incurred by a director or officer of the Corporation in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision form which there is not further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article IX, Section 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Section 1 and 2 of this Article IX shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall insure to the benefit of the indemnitee’s heirs, executors and administrators.

Section 3. Right of Indemnitee to Bring Suit. If a claim under Section 1 or 2 of this Article IX is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also to the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the

Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article IX or otherwise shall be on the Corporation.

Section 4. Non-Exclusivity of Rights. The right to indemnification and to the advancement of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholder or disinterested directors, or otherwise.

Section 5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the DGCL.

Section 6. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article IX with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 7. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise, or non-profit enterprise.

Section 8. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE X - INTERESTED DIRECTORS

Section 1. Affiliated Transactions. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders.

Section 2. Quorum Determinations. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE XI - GENERAL PROVISIONS

Section 1. Fiscal Year. The fiscal year of the Corporation shall be determined from time to time by resolution of the Board of Directors.

Section 2. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

Section 3. Seal. The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 4. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 5. Reliance Upon Books Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports, or statements presented to the Corporation by any of its officers or employees or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 6. Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 7. Corporate Records. Any records, maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

ARTICLE XII - AMENDMENTS

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to make, alter, amend and repeal these bylaws subject to the power of the stockholders of the Corporation to alter, amend or repeal the bylaws.

As approved and adopted by the Board of Directors on June 7, 2010.